UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2017

Date of Report (Date of earliest event reported)

DIGILITI MONEY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 11, 2017, Digiliti Money Group, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended June 30, 2017 (the “Form 10-Q”). The Notice also indicated that, based on the departure of certain directors of the Company’s Board of Directors (the “Board”), (see, the Company’s Current Reports on Form 8-K filed on September 1, 2017 and September 7, 2017), the Company does not comply with Nasdaq’s majority independent board requirement. Further, because of the resignation of certain independent directors, the Company does not comply with the audit committee, compensation committee and nominating committee composition requirements under Nasdaq Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e).

Based on the discretionary authority given to Nasdaq under Nasdaq Listing Rules, Nasdaq has given the Company until September 20, 2017 to submit a plan as to how it intends to regain compliance with Nasdaq’s continued listing requirements. The Company’s Board has determined that, while some of the listing disqualifications can be cured promptly, others would require significant capital and resources that it does not have. The Board has also determined that allowing the delisting of the Company from Nasdaq would facilitate financing as well as current M&A and restructuring opportunities, which would be more time consuming and costly to complete while on Nasdaq. As a result, the Board believes that it is in the best interest of the Company to delist from Nasdaq to facilitate its current restructuring plans. If the Company is delisted from Nasdaq, it intends on applying for listing on one of the OTCQB, QX or PK markets once it satisfies the appropriate financial reporting and other listing qualification requirements of such market.

Item 7.01 Regulation FD Disclosure

A copy of the press release disclosing receipt of the Notice is provided as Exhibit 99.1 hereto and is incorporated herein by reference. The information in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99.1 – Press release, dated September 15, 2017, of Digiliti Money Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2017

DIGILITI MONEY GROUP, INC.

By:	/s/ Bryan Meier
Bryan Meier
Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release, dated September 15, 2017, of Digiliti Money Group, Inc.